                                                                    Exhibit 10.4
                                                                    ------------
                                PROMISSORY NOTE
                                ---------------


$ 400,735.74
  ----------

                                              MAY 5, 2000

                                              WESTBORO, MASSACHUSETTS
                                              -----------------------

     For value received, WILLIAM P. FERRY (the "Borrower") promises to pay to the order of Banyan Systems Incorporated, a Massachusetts corporation (d/b/a ePresence) (the "Company") at the offices of the Company or such other place as the Company hereafter shall designate Four Hundred Thousand Seven Hundred Thirty-Five Dollars and Seventy-Four Cents ($400,735.74) to satisfy his federal and state tax obligations with respect to the issuance to him of Sixty-Four Thousand Shares (the "Restricted Shares") of the Company's Common Stock at $0.01 per share, pursuant to the Executive Officer Restricted Stock Agreement dated October 16, 1998. Interest shall accrue on a daily basis on the unpaid balance from time to time outstanding at the rate of prime less 1% per annum, beginning May 5, 2000 or the day after SEC restrictions on the sale of these shares lapses, whichever is later. The principal and all accrued interest of this Note shall be repaid in full on May 5, 2001; provided however, that the Borrower shall repay this Note before such date as provided below.

     The Borrower acknowledges that this Note must be repaid in full prior to the due date upon the sale by the Borrower of the 64,000 Restricted Shares of Common Stock of the Company issued to the Borrower on April 16, 2000.

     At the option of the Company, this Note shall become immediately due and payable without notice or demand on the occurrence at any time of any of the following events ("Events of Default"):

(1) Borrower's voluntary termination of his employment with the Company for any reason prior to the repayment in full of the principal and any accrued interest due and payable on this Note; or

(2) the institution by the Borrower of any proceedings under the United States Bankruptcy Code or the pendency of any bankruptcy or insolvency proceeding against the Borrower for a period of 60 days from the institution thereof or the making by the Borrower of an assignment for the benefit of creditors.

     Upon the occurrence of any of the Events of Default, the Company shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

     In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the holder as a payment of principal.

     All payments by the Borrower under this Note shall be made without set-off or counterclaim and be free and clear and without deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Borrower shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

     Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, interest, premium or interest in such order and manner as shall be determined by the holder in its discretion.

     No reference in this Note to any other document shall impair the obligation of the Borrower, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

     No delay or omission on the part of the Company in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Company, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

     The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and also waives any delay on the part of the Company. No discharge or release of any other party primarily or secondarily liable hereon shall discharge or otherwise affect the liability of the Borrower to the Company.

     None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the Borrower expressly referring hereto and setting forth the provision so excluded, modified or amended.

     The Borrower will pay on demand all costs of collection, including reasonable attorney's fees, incurred by the Company in enforcing the obligations created by this Note.

     This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their heirs, successors and representatives, and shall inure to the benefit of the Company and its successors, endorsees and assigns.

     This Note shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principled of conflicts of laws. This Note shall be deemed to be under seal.


WITNESS:                             BORROWER:

Signed in my Presence:

  /s/ Richard M. Spaulding             /s/ William P. Ferry
--------------------------------     -------------------------------
Richard M. Spaulding                 William P. Ferry

                                      -2-